UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 9, 2006

The Allied Defense Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11376	04-2281015
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8000 Towers Crescent Drive, Suite 260, Vienna, Virginia		22182
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 847-5268

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 9, 2006, The Allied Defense Group, Inc. ("Allied") entered into a Securities Purchase Agreement (the "Purchase Agreement") with the purchasers named therein (the "Purchasers") for the private placement of senior subordinated convertible notes (the "Notes") in the principal amount of $30 million and related warrants (the "Warrants") to purchase common stock of Allied (the "Transactions"). In connection with the Transactions, Allied entered into a Registration Rights Agreement with the Purchasers. Copies of the Purchase Agreement, a form of Note, a form of Warrant, and the Registration Rights Agreement (collectively, the "Transaction Documents") are filed as exhibits to this report and are incorporated in this report by reference. The description set forth below is qualified in its entirety by reference to the Transaction Documents.

The Notes will accrue interest at a rate of 7.5% per annum, subject to adjustment, with accrued interest payable quarterly in arrears in cash. The term of the Notes is five (5) years, and the Notes will be convertible into shares of common stock of Allied (the "Conversion Shares") at a conversion price of $26.46 (the "Conversion Price"), subject to anti-dilution provisions, as well as for adjustment for stock splits and the like. Upon a change of control (as defined in the Notes), the holders of the Notes will have certain redemption rights.

In connection with the issuance of the Notes, Allied will issue the Warrants to the Purchasers exercisable for an aggregate of 226,800 shares of Allied common stock (the "Warrant Shares"). The Warrants will be exercisable for a term of five (5) years at an exercise price of $27.68 per share, subject to anti-dilution provisions similar to the provisions set forth in the Notes.

Pursuant to the Registration Rights Agreement, Allied will file a registration statement to cover the resale of the Conversion Shares and the Warrant Shares.

In connection with the Transactions, Allied also agreed to pay certain fees and expenses (including warrants) to the placement agent, Cowen & Co., LLC, for its activity engaged on behalf of Allied.

On March 9, 2006, Allied issued a press release announcing the execution of the Purchase Agreement. A copy of this press release is filed as an exhibit to this report and is incorporated in this report by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference. The issuance of the Notes and Warrants will be exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Securities Purchase Agreement, dated as of March 9, 2006, between The Allied Defense Group, Inc. and the buyers named therein.

Exhibit 10.2 Form of Notes.

Exhibit 10.3 Form of Warrants.

Exhibit 10.4 Registration Rights Agreement, dated as of March 9, 2006, between The Allied Defense Group, Inc. and the buyers named therein.

Exhibit 99.1 Press Release, dated as of March 9, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Allied Defense Group, Inc.

March 9, 2006	By:	John J. Marcello

Name: John J. Marcello
Title: Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated as of March 9, 2006, between The Allied Defense Group, Inc. and the buyers named therein.
10.2	Form of Notes
10.3	Form of Warrants
10.4	Registration Rights Agreement, dated as of March 9, 2006, between The Allied Defense Group, Inc. and the buyers named therein.
99.1	Press Release, dated as of March 9, 2006